Exhibit 99.1

DIEDRICH COFFEE ENTERS INTO AGREEMENT WITH

GREEN MOUNTAIN COFFEE ROASTERS TO ACQUIRE

DIEDRICH COFFEE FOR $35.00 CASH PER SHARE

Peet’s Coffee & Tea Merger Agreement Terminated

Irvine, Calif. — December 8, 2009 — Diedrich Coffee, Inc. (NASDAQ: DDRX) today announced that it has entered into a merger agreement with Green Mountain Coffee Roasters, Inc. (NASDAQ: GMCR) pursuant to which GMCR will acquire all of the outstanding shares of common stock of Diedrich Coffee for $35.00 in cash per share.

The Board of Directors of Diedrich Coffee had previously determined and announced that the GMCR $35 per share, all-cash offer was superior to the terms of the merger agreement with Peet’s Coffee & Tea, Inc. (NASDAQ: PEET) and the exchange offer contemplated thereby, as amended by the revised proposal received from Peet’s on November 30, 2009 (which revised proposal subsequently expired on December 1, 2009).

Peet’s had until 5:00 p.m. Pacific Time on Monday, December 7, 2009 to negotiate with Diedrich Coffee to amend the Peet’s merger agreement and the exchange offer contemplated thereby in a manner that the Board of Directors of Diedrich Coffee determined to be at least as favorable to Diedrich Coffee’s stockholders as the transaction with GMCR. Peet’s failed to submit a new proposal to Diedrich Coffee by such deadline. Accordingly, Diedrich Coffee terminated the Peet’s merger agreement, has paid to Peet’s the $8,517,000 termination fee required thereby and entered into the merger agreement with GMCR. The termination fee was paid to Peet’s on behalf of Diedrich Coffee by GMCR.

As part of the Peet’s merger agreement, Diedrich Coffee’s Chairman Paul Heeschen and other directors and executive officers of Diedrich Coffee had contractually committed to tender certain shares they controlled into Peet’s exchange offer. These commitments, representing in excess of 32% of the total outstanding common stock of Diedrich Coffee, automatically terminated upon termination of the Peet’s merger agreement. Mr. Heeschen and the other directors and executive officers of Diedrich Coffee have now agreed to tender those same shares into GMCR’s tender offer.

Notwithstanding the termination of the Peet’s merger agreement and the director and officer stockholder agreements, Peet’s has announced its intention to continue its exchange offer to acquire all of the outstanding shares of Diedrich Coffee for a combination of cash and a fraction of a share of Peet’s common stock representing total consideration of $26.00 per share (or less under certain circumstances described in Peet’s exchange offer).

In light of the determination of the Board of Directors of Diedrich Coffee that the $35.00 per share, all-cash GMCR transaction is superior to Peet’s exchange offer, the Board of Directors of Diedrich Coffee recommends that stockholders do not tender their shares in Peet’s exchange offer. Instead, the Board of Directors recommends that stockholders tender their shares in the tender offer that will be commenced by GMCR.

In addition to the superior consideration, the GMCR merger agreement provides for a reduction in the limitations and restrictions on Diedrich Coffee’s ability to operate its business during the period prior to the completion of the transaction, as compared to the now-terminated Peet’s merger agreement, as well as an increase in the time period during which Diedrich Coffee may remedy deficiencies relating to the satisfaction of certain conditions to the tender offer.

In addition, the GMCR merger agreement includes a graduated reverse termination fee such that, if the agreement is terminated by GMCR or Diedrich Coffee under certain circumstances, a termination fee in an amount between $8,517,000 and $11,517,000 (depending on the date of termination) would be payable to Diedrich Coffee.

Gibson, Dunn & Crutcher LLP is serving as the legal advisor to Diedrich Coffee and Houlihan, Lokey, Howard & Zukin Capital, Inc. is acting as financial advisor.

About Diedrich Coffee

Diedrich Coffee specializes in sourcing, roasting and selling the world’s highest quality coffees. The company markets its three leading brands of specialty coffees, Diedrich Coffee, Coffee People and Gloria Jean’s Coffees, through office coffee service distributors, restaurants and specialty retailers, and via the company’s web stores. Diedrich Coffee is one of the few roasters under license to produce K-Cups for Keurig Incorporated’s top-selling single-cup brewing system. For more information about Diedrich Coffee, call 800-354-5282, or go to www.diedrich.com, www.coffeepeople.com or www.coffeeteastore.com.

Forward Looking Statements

Statements in this news release that relate to future plans, financial results or projections, events or performance are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and fall under the safe harbor. Actual results and financial position could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including, but not limited to, the financial and operating performance of Diedrich Coffee’s wholesale operations, the company’s ability to maintain profitability over time, the successful execution of the company’s growth strategies, the impact of competition, the availability of working capital, and other risks and uncertainties described in detail under “Risk Factors and Trends Affecting Diedrich Coffee and its Business” in the company’s annual report on Form 10-K for the fiscal year ended June 24, 2009 and other reports filed with the Securities and Exchange Commission. Except where required by law, the company does not undertake an obligation to revise or update any forward-looking statements, whether as a result of new information, future events or changed circumstances.

Additional Information and Where To Find It

GMCR’s tender offer for the outstanding common stock of Diedrich Coffee referred to in this press release has not yet commenced. This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Diedrich Coffee. Stockholders of Diedrich Coffee are urged to read the relevant tender offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding tendering their shares. At the time the offer is commenced, GMCR and its acquisition subsidiary will file tender offer materials with the SEC, and Diedrich Coffee will file a Solicitation/Recommendation Statement with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of Diedrich Coffee at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available free of charge at the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents from Diedrich Coffee by mailing requests for such materials to: Diedrich Coffee, Inc., Office of Investor Relations, 28 Executive Park, Suite 200, Irvine, CA 92614. In addition to the tender offer materials described above, Diedrich Coffee and GMCR file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Diedrich Coffee or GMCR at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Diedrich Coffee’s and GMCR’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Diedrich Coffee Investor Relations:

Scott Liolios or Cody Slach

Liolios Group, Inc.

Tel 949-574-3860

info@liolios.com

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